UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2014

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-10245	95-1480559
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 22, 2014, RCM Technologies, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Legion Partners Asset Management LLC and the other members of its stockholder group (collectively, the “Legion Group”).

The Settlement Agreement also contains various provisions regarding the Company’s corporate governance and management structure, including that (i) both of the nominees of the Legion Group elected to the Board in December 2013, Bradley S. Vizi and Roger H. Ballou, as well as the two incumbent directors whose terms will then end (Leon Kopyt and S. Gary Snodgrass), will be nominated by the Company for reelection at the Company’s 2014 annual meeting of stockholders (including any adjournment or postponement thereof, the “2014 Annual Meeting”); (ii) either Mr. Vizi or Mr. Ballou will assume the role of lead independent director by the time of the 2014 Annual Meeting, and will assume the role of Chairman of the Board prior to the end of the Standstill Period (as defined below); (iii) an additional independent member of the Board will be added prior to the end of the Standstill Period; and (iv) one of the current independent members of the Board, other than Messrs. Vizi or Ballou, will not run for re-election at the Company’s 2015 annual meeting of stockholders (including any adjournment or postponement thereof, the “2015 Annual Meeting”).

The Settlement Agreement also requires the Company to effect certain amendments to its Amended and Restated Bylaws (see Item 5.03 below).  In addition, the parties agree in the Settlement Agreement to a dismissal of their ongoing litigation, as well as to mutual releases and covenants not to sue.  In addition, the Company agrees in the Settlement Agreement to reimburse the Legion Group for certain of its expenses incurred in connection with its activities relating to the Company’s 2013 Annual Meeting of Stockholders, as well as the negotiation and execution of the Settlement Agreement, not to exceed $600,000 in the aggregate.

The Settlement Agreement contains various provisions, including “standstill” provisions that govern the activities of the Legion Group and the Company through the time of the 2014 Annual Meeting and ending on the date that is ten (10) business days prior to the deadline for the submission of stockholder nominations for the 2015 Annual Meeting.  The period ending on such date is referred to herein as the “Standstill Period.”

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Amended and Restated Bylaws, which are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on January 22, 2014, Leon Kopyt retired as the Company’s President and Chief Executive Officer, effective as of February 28, 2014.  Mr. Kopyt will remain the Chairman of the Board of

Directors (the “Board”) of the Company.  In connection with Mr. Kopyt’s retirement, the Company and Mr. Kopyt entered into a Separation Agreement and General Release (the “Separation Agreement”).

The Board has appointed Rocco Campanelli the Company’s President and Chief Executive Officer, effective as of the effective date of Mr. Kopyt’s retirement.  Mr. Campanelli, age 63, has worked with the Company and Mr. Kopyt for 18 years and has served as an Executive Vice President of RCM since 1999.  The Company and Mr. Campanelli expect to revise his compensation arrangements in order to correspond to his new duties.

Under the Separation Agreement, Mr. Kopyt will receive a cash severance payment of approximately $2.6 million, less applicable deductions and withholdings, which shall be paid to Mr. Kopyt in a single lump sum following the end of the six-month period from his retirement date.  In addition, Mr. Kopyt shall receive any other amounts earned, accrued or owing but not yet paid to him prior to his retirement date, not to exceed $150,000.  The Separation Agreement also contains mutual releases and other provisions customary to such agreements.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Amended and Restated Bylaws, which are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on January 22, 2014, the Board approved amendments to the Company’s Amended and Restated Bylaws (the “Existing Bylaws”) such that the Existing Bylaws shall be amended and restated (the “Amended and Restated Bylaws”) to differ from the Existing Bylaws in primarily the following respects:  (i) a special meeting of the stockholders may be called upon the request of stockholders who hold, in the aggregate, not less than twenty percent (20%) of the voting power of the outstanding shares of the Company, as compared to eighty percent (80%) in the Existing Bylaws; (ii) any action required or permitted to be taken at a meeting of the stockholders or of a class of stockholders may be taken without a meeting upon the consent of holders of record of the outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as compared to requiring unanimous consent of the stockholders); and (iii) to make certain definitional changes in terms used in the provisions relating to the nomination of candidates for election as director.

The foregoing description of the amendments reflected in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 7.01                                           Regulation FD Disclosure.

On January 23, 2014, the Company issued a press release announcing the matters described in this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.3 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Title
3.1	Amended and Restated Bylaws of RCM Technologies, Inc., as amended and restated on January 22, 2014.
99.1	Settlement Agreement, dated January 23, 2014, between RCM Technologies, Inc. and the stockholders of the Company named therein.
99.2	Separation Agreement, dated January 23, 2014, between RCM Technologies, Inc. and Leon Kopyt.
99.3	Press release, dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

	By:	/s/ Kevin Miller
Kevin Miller
Chief Financial Officer, Treasurer and Secretary

Dated: January 23, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Amended and Restated Bylaws of RCM Technologies, Inc., as amended and restated on January 22, 2014.
99.1	Settlement Agreement, dated January 23, 2014, between RCM Technologies, Inc. and the stockholders of the Company named therein.
99.2	Separation Agreement, dated January 23, 2014, between RCM Technologies, Inc. and Leon Kopyt.
99.3	Press release, dated January 23, 2014.